Exhibit 23(b)

                          BY-LAWS OF VENUS SERIES TRUST

                                    ARTICLE I
                                   DEFINITIONS

            Unless otherwise defined herein or the context clearly requires otherwise, capitalized terms have the meanings given them in the Agreement and Declaration of Trust of Venus Series Trust dated November 8, 1999, as amended or restated from time to time (the "Declaration of Trust").

                                   ARTICLE II
                                     OFFICES

            Section 1. Principal Office. Unless changed by the Trustees, the principal office of the Trust shall be in Cleveland, Ohio.

            Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

            Section 3. Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware.

                                   ARTICLE III
                                  SHAREHOLDERS

            Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration of Trust at such place within or without the State of Delaware as the Trustees shall designate. The holders of one-third of the Outstanding Shares of any Series or Class present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of the Shareholders of such Series or Class.

            Section 2. Notice of Meetings. Notice of all meetings of Shareholders of any Series or Class shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder of such Series or Class, as the case may be, at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than ninety (90) days before the meeting, which notice shall state the time, place and purposes of such meeting; provided, however, that notice of a meeting need not be given to any Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Only the business stated in the notice of a meeting of Shareholders shall be


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considered at such meeting. Any adjourned meeting of Shareholders may be held as adjourned without any further notice to Shareholders. No notice need be given to any Shareholder that has failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

            Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders that are entitled to notice of and to vote at any meeting of Shareholders, or to participate in any distribution, or for the purpose of any other action, the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes; provided, however, that all dividend payments shall be governed solely by the Declaration of Trust.

            Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary of the Trust, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be given by any electronic or telecommunication device except as otherwise provided in the Declaration of Trust. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders of any Series or Class, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, or (ii) each dollar of net asset value (number of Shares owned times net asset value per Share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of any Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

            Section 5. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting of Shareholders. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of


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Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

            Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Delaware corporation.

            Section 7. Action without Meeting. Any action that may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV
                                    TRUSTEES

            Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or any Assistant Secretary of the Trust or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trust.

            Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees. In the absence of a


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quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notwithstanding Section 1 of this Article IV, notice of an adjourned meeting need not be given to any Trustee.

                                    ARTICLE V
                                   COMMITTEES

            Section 1. Committees. The Trustees by vote of a majority of all the Trustees may elect from their number an Executive Committee (the "Executive Committee"), which committee shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of any Series or Class, and such other powers of the Trustees may delegate to the Executive Committee from time to time, except those powers which by law, the Declaration of Trust or these By-laws may not be delegated by the Trustees. The Trustees may also elect from their own number other committees from time to time, in which case the number of Trustees composing such committees, the powers conferred upon the such committees (subject to the requirements of law, the Declaration of Trust and these By-Laws) and the term of membership on such committees shall be determined by the Trustees. The Trustees may designate a chairman of the Executive Committee or any other committee (any such committee, including the Executive Committee, is referred to as a "Committee") or, in the absence of such designation, the Committee may elect its own Chairman. The Trustees by a majority vote of all of the Trustees may discontinue any Committee at any time.

            Section 2. Meetings, Quorum and Manner of Acting. The Trustees may
(1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI
                                    OFFICERS

            Section 1. General Provisions. The officers of the Trust shall consistent of a President, a Treasurer and a Secretary, each of who shall be elected by the Trustees. The Trustees may also elect or appoint such other officers or agents as the business of the Trust may desire, including one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

            Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-laws, the President, the Treasurer, the Secretary and


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any other officer shall each hold office at the pleasure of the Board of
Trustees or until his successor shall have been duly elected and qualified. Any two or more offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

            Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

            Section 4. Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present, the Chairman shall preside at the meetings of the Shareholders and of the Trustees. The Chairman may call meetings of the Trustees and Committee whenever he deems it necessary or appropriate. The Chairman shall have such other powers and duties as may be conferred upon or assigned to him by the Trustees from time to time.

            Section 5. Powers and Duties of the President. The President may call meetings of the Trustees and any Committee when he deems it necessary or appropriate and, subject to Section 4 of this Article VI, the President shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committee, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class. The President shall have such other powers and duties as may be conferred upon or assigned to him by the Trustees from time to time.

            Section 6. Powers and Duties of Vice Presidents. Each Vice President shall perform such other duties as may be assigned to him from time to time by the President or the Trustees. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the direction and control of the Trustees.

            Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust or any Series or Class that may come into his hands to such custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class to the Trustees as often as they shall require the same and the Treasurer shall in general perform all the duties incident to the office of a treasurer and such other duties as from time to time may be assigned to him by the Trustees.


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            Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law and, subject to these By-laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

            Section 9. Powers and Duties of Assistant Treasurers. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Treasurer or the Trustees. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer.

            Section 10. Powers and Duties of Assistant Secretaries. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Secretary or the Trustees. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.

            Section 11. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII
                                   FISCAL YEAR

            The fiscal year of the Trust shall end on the last day of December in each year; provided, however, that the Trustees may change the fiscal year from time to time. The taxable year of each Series and Class shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII
                                      SEAL

            The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


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                                   ARTICLE IX
                        SUFFICIENCY AND WAIVERS OF NOTICE

            For purposes of these By-laws, a notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means when such notice has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent. Whenever any notice is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to receiving such notice.

                                    ARTICLE X
                                   AMENDMENTS

            These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted, by (a) vote of a majority of the Outstanding Shares of each Series and Class at a meeting of Shareholders, or (b) by the Trustees; provided, however, that these By-laws may not be amended, adopted or repealed by the Trustees without the approval of the Shareholders if such amendment, adoption or repeal requires a vote of the Shareholders pursuant to law, the Declaration of Trust or these By-laws.


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